UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 25, 2008

PERF Go-Green Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE		20-3079717
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7425 Brighton Village Drive
Chapel Hill, North Carolina 27515
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(919) 538-2305
 (ISSUER TELEPHONE NUMBER)

ESYS Holdings, Inc.
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendment to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On April 25, 2008, we filed with the Secretary of State for the state of Delaware a Certificate of Amendment to our Certificate of Incorporation changing our name to “PERF Go-Green Holdings, Inc.” (the “Name Change”).  We have obtained a new CUSIP number and notified FINRA regarding the name change and expect that they will provide us with a new symbol within 10 days of the filing date, hereof.

Item 8.01.  Other Events

We are currently negotiating a share exchange transaction (the “Share Exchange”) with the shareholders of Perf-Go Green, Inc. (“Perf”), a privately-held, early stage Delaware Corporation that intends to market and sell eco-friendly, non-toxic, food contact compliant, biodegradable plastic products. Upon consummation of the prospective Share Exchange, we would acquire all of the outstanding shares of Perf in consideration of which the Perf stockholders would receive shares of our common stock and Perf would become our wholly-owned subsidiary.   While the parties are actively negotiating the Share Exchange, no definitive agreement has been signed and there can be no assurance that the transaction will be consummated.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements.

None

(b)	Pro Forma Financial Information

None

(c)	Exhibit Number	Description

	3.1	Certificate of Amendment to Articles of Incorporation filed on April 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESYS Holdings, Inc.

Date: April 28, 2008	By:	/s/ Raymond Tejeda-Acevedo
Raymond Tejeda-Acevedo President and CEO